As filed with the Securities and Exchange Commission on June 22, 2026

Registration No. 333-283617

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TOYO Co., Ltd
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	3990	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Tennoz First Tower F16, 2-2-4
Higashi-shinagawa, Shinagawa-ku
Tokyo, Japan 140-0002
Telephone: +81 3-6433-2789
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Er (Arila) Zhou, Esq.
Robinson & Cole LLP
Chrysler East Building
666 Third Ave, 20th Floor
New York, NY 10017
Tel: 212-451-2908

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

TOYO Co., Ltd (the “Company”), a Cayman Islands exempted company, is filing this post-effective amendment No. 1 (the “Post-Effective Amendment No. 1”) to the registration statement on Form F-1 (File No. 333-283617), as amended or supplemented (the “Initial Registration Statement”), which was declared effective by the Securities and Exchange Commission on December 17, 2024. The Company is filing the Post-Effective Amendment No. 1 to deregister all the unsold securities registered under the Initial Registration Statement, which includes 4,969,296 ordinary shares, par value $0.0001 per share, of the Company (the “Ordinary Shares”), issuable upon the exercise of Company’s outstanding warrants at an exercise price of $11.5 per share (the “Warrant Shares”). These securities are being deregistered because the Company filed a new registration statement on Form F-3 (File No. 333-296846) on June 17, 2026 to cover and register such 4,969,296 Warrant Shares, in lieu of filing a post-effective amendment to the Initial Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Japan, on June 22, 2026.

TOYO Co., Ltd

By:	/s/ Takahiko Onozuka
	Name:	Takahiko Onozuka
	Title:	Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Takahiko Onozuka	Chief Executive Officer, Director and Chairman of the Board	June 22, 2026
Takahiko Onozuka	(Principal Executive Officer)

/s/ Taewoo Chung	Chief Financial Officer and Director	June 22, 2026
Taewoo Chung	(Principal Financial and Accounting Officer)

/s/ Aihua Wang	Chief Technology Officer and Director	June 22, 2026
Aihua Wang

/s/ Alfred “Trey” Hickey	Director	June 22, 2026
Alfred “Trey” Hickey

/s/ Anders Karlsson	Director	June 22, 2026
Anders Karlsson

/s/ Hiroyuki Tahara	Director	June 22, 2026
Hiroyuki Tahara

/s/ June Han	Director	June 22, 2026
June Han

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of TOYO Co., Ltd, has signed this registration statement on Form F-1 in the City of Newark, State of Delaware, on June 22, 2026.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director of Puglisi & Associates

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